Exhibit 99.1

                               COLUMBIA RIVER BANK
                      EXECUTIVE SALARY CONTINUATION AGREEMENT

         THIS AGREEMENT is executed on January 10, 2007 by and between COLUMBIA RIVER BANK, a state-chartered commercial bank with headquarters in The Dalles, Oregon ("Bank") and ROBERT V. CARD (the "Executive").

                                 R E C I T A L S

         WHEREAS, the Executive is an employee of the Bank;

         WHEREAS, the Executive's experience and knowledge of the affairs of the Bank and the banking industry are extensive and valuable;

         WHEREAS, the Bank desires to establish a compensation benefit program consisting of salary continuation benefits for the Executive, to be paid from the Bank's general assets;

         WHEREAS, it is deemed to be in the best interests of the Bank to provide the Executive with such benefits, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Bank's employment; and

         WHEREAS, the Executive and the Bank wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Executive;

         NOW, THEREFORE, in consideration of the services to be performed by the Executive in the future, as well as the mutual promises and covenants contained herein, the Executive and the Bank enter into this agreement ("Agreement" or "Plan") and agree as follows:

SECTION 1 - GENERAL PROVISIONS AND DEFINITIONS

         1.1 Compliance with Section 409A. To the extent any provision of this Agreement does not satisfy the requirements contained in Code ss. 409A, or in any regulations or other guidance issued by the Treasury Department under Code ss. 409A subsequent to the adoption of this Agreement, such provision will be applied in a manner consistent with such requirements, regulations or guidance, notwithstanding any provision of the Agreement or any contrary or inconsistent election made by Executive.

         1.2 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         "Accrual Balance" means the liability that should be accrued by the Bank for the Bank's obligation to the Executive under this Agreement. The agreed upon method for accrual will be at a rate of $1,250 per month or $15,000 per year until the balance reaches the agreed upon amount of $105,000 or a lesser amount per contract terms and conditions.

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         "Change of Control" means the transfer of shares of the Bank's voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) "control" of the Bank's common stock. As used herein, "control" shall mean the acquisition of twenty-five percent (25%) or more of the voting securities of the Bank or its holding company by any person, or persons acting as a group within the meaning of
Section 13(d) of the Securities Exchange Act of 1934, or to such acquisition of a percentage between ten percent (10%) and twenty-five percent (25%) if the Board or the Comptroller of the Currency, the FDIC, or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the Bank or its holding company. The term "person" refers to an individual, corporation, bank, bank holding company, or other entity, but excludes any Employee Stock Ownership Plan established for the benefit of employees of the Bank, its holding company, or any of its affiliates. Notwithstanding the foregoing, if the definition of "change of control" or "control" under Code ss. 409A or any regulation thereunder is more restrictive than the above, the more restrictive definition shall apply.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Demotion" means (1) a material reduction in the Executive's duties coupled with the Executive's loss of his or her existing executive officer title; or (2) a material reduction in the Executive's base salary, incentive compensation or benefits.

         "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Bank of the carrier's or Social Security Administration's determination upon the request of the Bank.

         "Early Retirement" shall mean retirement by the Executive on the later of: (i) the date on which the Executive reaches the age of 60, if on such date the Executive has been continuously employed by the Bank for at least ten (10) years; or (ii) the date on which the Executive has been continuously employed by the Bank for ten (10) years if the Executive is over the age of 60 on such date.

         "Early Termination" means the Termination of Employment on a date on or after the date Employee reaches the age of 60, but prior to the Normal Retirement Age, for reasons other than death, Disability, Termination for Cause or following a Change of Control.

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         "Early Termination Date" means the month, day and year in which Early
Termination occurs.

         "Effective Date" means 01/01/06.

         "Holding Company" shall mean Columbia Bancorp, the parent corporation of the Bank.

         "Normal Retirement Age" means the Executive's 62nd birthday.

         "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

         "Plan Year" means a twelve-month period commencing on 01/01 and ending on 12/31 of each calendar year.

         "Separation from Service" means that Executive has both terminated his or her employment (through retirement or otherwise) and has permanently discontinued providing services to the Bank, the Holding Company or any of their affiliates in any capacity (for example, as an employee, consultant or independent contractor), and has otherwise had a separation from service recognized as such under Code ss. 409A.

         "Specified Employee" means a key employee within the meaning of Code ss. 409A. As of the date of adoption of this Plan, a Specified Employee includes a senior officer earning $130,000 or more per year, an owner of the Holding Company whose ownership exceeds 1% and whose compensation is $150,000 or more annually, and an owner of the Holding Company whose ownership exceeds 5% whether or not such owner receives compensation.

         "Termination for Cause" shall have the meaning set forth in Section 3 herein.

         "Termination of Employment" means that the Executive ceases to be employed by the Bank for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Bank.

SECTION 2 - BENEFITS DURING LIFETIME

         2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

         (1) Amount of Benefit. The maximum benefit under this Section 2.1 is $105,000.00.

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         (2)      Annual Payment and Duration of Benefit. The Bank shall pay the maximum benefit to the Executive in ten (10) yearly installments of $10,500.00 each, payable on the 15th day of the month following the Executive's Normal Retirement Date, with each subsequent annual installment paid on the same date of each subsequent year as the first annual installment. Such annual payments shall be made for a period of ten (10) years from and including the year of the Executive's Normal Retirement Date.

         2.2 Early Termination Benefit. Subject to Section 3.3 below, upon Early Termination, the Bank shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

         (1) Amount of Benefit. The annual benefit under this Section 2.2 is the Early Termination Annual Benefit. The amount of benefit shall equal $52,500.00.

         (2) Payment of Benefit. The Bank shall pay the Early Termination Annual Benefit to the Executive in five (5) yearly installments of $10,500.00 each, payable on the 15th day of the month following the Executive's Early Termination, with each subsequent annual installment paid on the same date of each subsequent year as the first annual installment. Such annual payments shall be made for a period of five (5) years from and including the year of the Executive's Early Termination.

         (3) Limitation. Employee shall not be entitled to the Early Termination Annual Benefit, in whole or in part, if there is a Termination of Employment of Employee on a date prior to the date Employee reaches the age of 60 for reasons other than death, Disability, Termination for Cause or following a Change of Control.

         2.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

         (1) Amount of Benefit. The benefit under this Section 2.3 is the Disability Annual Benefit. The Executive will vest 100% and be entitled to the amount of benefit equal to the accrued liability through the plan year ending the Executive's disability declaration. The accrual rate is defined above in section 1.2 under "Accrual Balance".

         (2) Payment of Benefit. The Bank shall pay the Disability Annual Benefit to the Executive in five (5) yearly equal installments, payable on the 15th day of the month following the Executive's termination due to Disability, with each subsequent annual installment paid on the same date of each subsequent year as the first annual installment. Such annual payments shall be made for a period of five (5) years from and including the year of the termination.

         2.4 Change of Control Benefit. Subject to Section 3.3 below, upon a Change of Control, followed within the time periods described below by the Executive's Demotion, or Termination of Employment for reasons other than death, Disability or retirement, the Bank shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

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         (1)      Amount of Benefit. The benefit under this Section 2.4 is the
Change of Control Annual Benefit. The Executive will vest 100% and be entitled to the amount of benefit equal to the accrued liability through the plan year ending the Executive's disability declaration. The accrual rate is defined above in section 1.2 under "Accrual Balance". The Change of Control Annual Benefit shall be payable on the date which is the earlier of (i) the date of Employee's Termination of Employment for reasons other than death, Disability or retirement within twelve (12) months of the date of the Change of Control; and (ii) the date of Employee's Demotion within twelve (12) months of the date of the Change of Control.

         (2) Payment of Benefit. The Bank shall pay the Change of Control Annual Benefit to the Executive in five (5) yearly equal installments, payable on the 15th day of the month following the Executive's Termination of Employment or Demotion, with each subsequent annual installment paid on the same date of each subsequent year as the first annual installment. Such annual payments shall be made for a period of five (5) years from and including the year of the Executive's Termination of Employment or Demotion.

         2.5 Death Benefit. If the Executive terminates employment due to Death prior to Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.5 in lieu of any other benefit under this Agreement.

         (1) Amount of Benefit. The benefit under this Section 2.5 is the Death Benefit. The amount of this benefit shall equal $105,000.00.

         (2) Payment of Benefit. The Bank shall pay the Death Benefit to the Executive in ten (10) yearly installments of $10,500.00, payable on the 15th day of the month following the Executive's termination due to Death, with each subsequent annual installment paid on the same date of each subsequent year as the first annual installment. Such annual payments shall be made for a period of ten (10) years from and including the year of the termination.

         2.6 Early Retirement. Notwithstanding an Early Retirement as defined herein, the benefits payable to the Executive shall not commence until the Executive reaches Normal Retirement Age.

         2.7 Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement to the extent the benefit would create an excise tax under the excess parachute rules of Section 280G of the Code.

         2.8 Six-Month Distribution Freeze. Notwithstanding any other provision of the Agreement, if the Executive is a Specified Employee, no distributions of any kind may be made under this Section 2 before the date that is six months after the date of the Executive's Separation from Service.

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SECTION 3 - CERTAIN LIMITATIONS

         3.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Executive shall forfeit all benefits, except for the Accrual Balance, under this Agreement if the Bank terminates the Executive's employment for: (i) gross negligence or gross neglect of duties; (ii) commission of a felony or of a gross misdemeanor involving moral turpitude; or (iii) fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Executive's employment and resulting in an adverse effect on the Bank or the Holding Company. Following such termination for cause, the Executive shall be paid the Accrual Balance in ten (10) annual installments, with the first installment payable as of the first day of the calendar month beginning six (6) months after the date of Executive's Termination of Employment, and each subsequent annual installment paid on the same date of each subsequent year as the first annual installment. Employee shall not be entitled to any benefit, in whole or in part, under this Section
3.1 if there is a Termination of Employment for cause hereunder on a date prior to the date Employee reaches the age of 60.

         3.2 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the date of this Agreement. In addition, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on an employment application or resume provided to the Bank, or on any application for any benefits provided by the Bank to the Executive.

         3.3 Time of Payment. Notwithstanding any other provision in the Agreement, in order to comply with Code ss. 409A or any regulation thereunder, a benefit under the Plan will be paid (or installment distributions will commence if installments are available and elected) as follows: (i) in the case of a Separation from Service due to Disability, or at Normal Retirement Age if the Executive is not a Specified Employee as defined herein, a payment will be made (or commence) as of the first day of the calendar month after the Executive's Separation from Service, or as soon as administratively practicable thereafter;
(ii) in the case of any other Separation from Service, a payment will be made (or commence) as of the first day of the calendar month beginning six (6) months after the Executive's Separation from Service, or as soon as administratively practicable thereafter; (iii) in any case, no payment shall be made on a date which is earlier than that allowed under Code ss. 409A or any regulation thereunder.

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SECTION 4 - CLAIMS AND REVIEW PROCEDURES

         4.1 Claims Procedure. A Participant or beneficiary ("claimant") who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

         (1) Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

         (2) Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         (3) Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth: (i) the specific reasons for the denial; (ii) a reference to the specific provisions of the Plan on which the denial is based; (iii) a description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed; (iv) an explanation of the Plan's review procedures and the time limits applicable to such procedures, and (v) a statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

         4.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

         (1) Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

         (2) Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

         (3) Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

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         (4)      Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         (5) Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth: (i) the specific reasons for the denial; (ii) a reference to the specific provisions of the Plan on which the denial is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and (iv) a statement of the claimant's right to bring a civil action under ERISA Section 502(a).

SECTION 5 - AMENDMENTS AND TERMINATION

         5.1 Amendments. This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

         5.2 Termination. Notwithstanding Section 5.1, the Bank may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Bank or the Holding Company, other than the financial impact of paying the benefits; provided, that the Executive shall receive a substantially equivalent benefit, to the extent permitted under applicable law, in the event that a benefit existing under the Agreement is canceled as a result of such termination of the Agreement.

SECTION 6 - STATUS AS UNSECURED GENERAL CREDITOR.

         6.1 Unsecured Status. Notwithstanding anything contained herein to the contrary: (i) the Executive shall have no legal or equitable rights, interests or claims in or to any specific property or assets of the Bank as a result of this Agreement; (ii) none of the Bank's assets shall be held in or under any trust for the benefit of the Executive or held in any way as security for the fulfillment of the obligations of the Bank under this Agreement; (iii) all of the Bank's assets shall be and remain the general unpledged and unrestricted assets of the Bank; (iv) the Bank's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Bank to pay money in the future; and (v) the Executive shall be an unsecured general creditor with respect to any benefits which may be payable under the terms of this Agreement.

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Notwithstanding subparagraphs (i) through (v) above, the Bank and the Executive acknowledge and agree that, in the event of a Change in Control, upon request of the Executive, or in the Bank's discretion if the Executive does not so request and the Bank nonetheless deems it appropriate, the Bank shall establish, concurrent with this agreement, a Rabbi Trust or multiple Rabbi Trusts (the "Trust" or "Trusts") upon such terms and conditions as the Bank, in its sole discretion, deems appropriate and in compliance with applicable provisions of the Code, in order to permit the Bank to make contributions and/or transfer assets to the Trust or Trusts to discharge its obligations pursuant to this Agreement. The principal of the Trust or Trusts and any earnings thereon shall be held separate and apart from other funds of the Bank to be used exclusively for discharge of the Bank's obligations pursuant to this Agreement and shall continue to be subject to the claims of the Bank's general creditors until paid to the Executive in such manner and at such times as specified in this Agreement.

         6.2 Bank's Rights. Bank reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Executive, under the terms of this Agreement. In the event that the Bank elects to fund this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Bank shall determine the ownership and beneficial interests of any such policy of life insurance or annuity. The Bank further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other devise used to fund its obligations under this Agreement, at any time, in whole or in part. Consistent with Section 6.1 above, the Executive shall have no right, title or interest in or to any funding source or amount utilized by the Bank pursuant to this Agreement, and any such funding source or amount shall not constitute security for the performance of the Bank's obligations pursuant to this Agreement. In connection with the foregoing, the Executive agrees to execute such documents and undergo such medical examinations or tests which the Bank may request and which may be reasonably necessary to facilitate any funding for this Agreement including, without limitation, the Bank's acquisition of any policy of insurance or annuity.

         6.3 Right to Modify. Notwithstanding any other provision of the Agreement, the Board of Directors of the Bank or the Holding Company may, its sole and absolute discretion: (i) accelerate the payment of the amounts due under the terms of this Agreement, provided that the Executive consents to the revised payout terms determined appropriate by the Board of Directors; (ii) modify other terms or conditions of the Agreement, as the Board of Directors deems necessary or appropriate, in response to changes in legislation, to rules, regulations or rulings issued under the Internal Revenue Code, or to other similar events having a substantial impact on the costs and benefits to the Bank of its obligations under the Agreement, provided that the Executive shall receive a substantially equivalent benefit in the event that a benefit existing under the Agreement is canceled as a result of such modification.

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SECTION 7 - MISCELLANEOUS

         7.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

         7.2 No Guarantee of Employment. This Agreement is not an employment agreement. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         7.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner. In particular, the Executive shall have no power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of the Executive, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Executive; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void.

         7.4 Reorganization. This Agreement shall be binding upon and inure to the benefit of the Executive and the Bank. Accordingly, the Bank shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement. In the alternative, the Holding Company may agree to assume and discharge the obligation of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation, or the Holding Company, as the case may be.

         7.5 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         7.6 Applicable Law. The laws of the State of Oregon, other than those laws denominated choice of law rules, federal law in the case of preemption, and where applicable, the rules and regulations of any regulatory agency or governmental authority having jurisdiction over the Bank or the Holding Company, shall govern the validity, interpretation, construction and effect of this Agreement.

         7.7 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

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         7.8      Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

         7.9 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to: (i) establishing and revising the method of accounting for the Agreement; (ii) maintaining a record of benefit payments; (iii) establishing rules and prescribing any forms necessary or desirable to administer the Agreement; and (iv) interpreting the provisions of the Agreement.

         7.10 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         7.11 Paragraph Headings. The paragraph headings used in this Agreement are for convenience only, and shall not affect or be used in connection with the interpretation of this Agreement.

         7.12 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

         7.13 Opportunity To Consult With Independent Advisors. The Executive acknowledges that he or she has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding both the benefits granted to him under the terms of this Agreement and the (i) terms and conditions which may affect the Executive's right to these benefits and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances the Executive acknowledges and agrees shall be the sole responsibility of the Executive notwithstanding any other term or provision of this Agreement. The Executive further acknowledges and agrees that the Bank shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Executive and further specifically waives any right for himself or herself, and his or her heirs, beneficiaries, legal representatives, agents, successor and assign to claim or assert liability on the part of the Bank related to the matters described above in this Section 7.13. The Executive further acknowledges that he or she has read, understands and consents to all of the terms and conditions of this Agreement, and that he or she enters into this Agreement with a full understanding of its terms and conditions.

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         7.14     Arbitration of Disputes. All claims, disputes and other
matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Bank in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), located in Portland, Oregon. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties of the American Arbitration Association ("AAA") located in Portland, Oregon, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be conducted in The Dalles, Oregon, unless otherwise agreed to by the parties.

         7.15 Attorneys' Fees. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

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

         7.16 Notice. Any notice required or permitted of either the Executive or the Bank under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

                  If to the Bank:                    Columbia River Bank
                                                     PO Box 1030
                                                     The Dalles, Oregon 97058

                  If to the Executive:               ------------------------

                                                     ------------------------

         7.17. Nonwaiver. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

         7.18 Partial Invalidity. If any terms, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

         7.19 Modifications. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

         IN WITNESS WHEREOF, the Executive and the Bank have signed this Agreement.

COLUMBIA RIVER BANK:


By:
     --------------------------
     Roger Christensen,
     Chief Executive Officer,
     Columbia River Bank


-------------------------------
Robert V. Card, Executive

Page 13 - EXECUTIVE SALARY CONTINUATION AGREEMENT (Card - 2006)